Exhibit 10.2

SECOND AMENDMENT TO PROMISSORY NOTE

Up to $50,000 April 20, 2014

WHEREAS, Silvergraph International, Inc. a Nevada corporation (“Borrower”), and each of the individuals and entities identified and set forth on the signature page hereof (each a “Holder” and collectively the “Holders”), are parties to that certain Promissory Note dated April 26, 2012, in the original principal amount of up to $50,000, as amended on May 31, 2012 (the “Original Note”);

WHEREAS, the Borrower and the Holders desire to amend the Original Note to extend the Maturity Date thereof.

NOW, THEREFORE, for good and adequate consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.           The Maturity Date, as defined in the Original Note, is extended to  December 31, 2015.

2.           As consideration for this Amendment, the outstanding principal balance of each Holder is increased by Ten Dollars ($10.00) effective as of the date hereof.

2.           Other than as set forth herein, the terms and conditions of the Original Note shall remain in full force and effect.

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IN WITNESS WHEREOF, the Borrower has executed this First Amendment to Promissory Note as of the date first written above.

“Borrower”

Silvergraph International, Inc.,
a Nevada corporation

/s/ James Simpson
By:	James Simpson
Its:	President

“Holders”

Matthew Balk		Jason Adelman

/s/ Matthew Balk		/s/ Jason Adelman

MKM Opportunity Master Fund, Ltd.		Robert J. Neborsky and Sandra S. Neborsky Living Trust

/s/ David Skriloff		/s/ Robert J. Neborsky
By:	David Skriloff	By:	Robert J. Neborsky
Its:	Portfolio Manager	Its:	Trustee

Chad Willis

/s/ Chad Willis